                                                                   Exhibit 10.16

                             SECOND AMENDMENT TO THE
                          CRESTLINE CAPITAL CORPORATION
                      CHANGE IN CONTROL SEPARATION PAY PLAN

     THIS SECOND AMENDMENT by Crestline Capital Corporation (the "Corporation") is made as of the 22nd day of March, 2001.

                                   WITNESSETH:

     WHEREAS: The Corporation sponsors the Crestline Capital Corporation Change in Control Separation Pay Plan (the "Plan");

     WHEREAS: Pursuant to Article 7 of the Plan, the Corporation retained the right to amend the Plan; and

     WHEREAS: Resolutions were duly adopted by the Board of Directors of the Corporation on March 22, 2001 approving this amendment to the Plan.

     NOW, THEREFORE, the Plan is amended as follows:

     1. The text of Section 1.3 of the Plan shall be deleted in its entirety and the following inserted in lieu thereof:

          1.3  Effective Date. This Plan is effective for covered employment
               --------------
               terminations with respect to a Change in Control occurring during the period beginning June 25, 1999 (the "Effective Date") and ending December 31, 2001 (the "Plan Termination Date"). If benefits are paid under this Plan, those benefits replace and supersede any and all prior severance or separation pay arrangements for the recipients, other than those contained in individual contracts with Employees of the Company Group.

     2. The text of Section 7.1 of the Plan shall be deleted in its entirety and the following inserted in lieu thereof:

          7.1  Amendment and Termination. The Company forgoes any right to amend
               -------------------------
               the Plan in a manner adverse to Participants for covered employment terminations with respect to a Change in Control occurring on or before December 31, 2001. Any purported amendment or termination inconsistent with the preceding sentence will be treated as entitling Participants to benefits under the Plan without the requirement of resigning from employment. Subject to the foregoing, the Board reserves the right to amend the Plan as it deems necessary or advisable. The Plan will terminate at midnight Eastern Time on the Plan Termination Date, and no Participant not already entitled to or currently receiving benefits or who subsequently qualifies to receive benefits with respect to a Change in Control which occurs prior to the Plan Termination Date, will receive benefits under the Plan after that date.

     IN WITNESS WHEREOF, the undersigned officer of the Corporation certifies that this Amendment has been authorized and directed by resolution of the Board of Directors of the Corporation as of the date first written above.


                                          CRESTLINE CAPITAL CORPORATION


______________________________            By: _________________________________
Secretary                                     James L. Francis
                                              Executive Vice President and
                                              Chief Financial Officer